UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  09/28/2005

HUTTIG BUILDING PRODUCTS , INC.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  001-14982

DE	43-0334550
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

555 Maryville University Drive, Suite 240, St. Louis, MO 63141
(Address of Principal Executive Offices, Including Zip Code)

314-216-2600
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.    Entry into a Material Definitive Agreement

On September 28, 2005, the Board of Directors of Huttig Building Products, Inc. (the "Company") adopted a form indemnification agreement to be entered into between the Company and each of its directors and executive officers (each, an "Indemnitee"). Each of the current directors and executive officers of the Company - Messrs. Bigelow, Evans, Forte, Gardner, Gastone, Glass, Lupo, Matheney, Tanner, Wise, Baltz, Fleisher, Krey, Liliequist, Tamburelli and Vrabely and Ms. Schroeder - will enter into an indemnification agreement with the Company in the approved form, effective as of October 10, 2005.

The indemnification agreement requires the Company to indemnify the Indemnitee, to the full extent permitted by law, against any and all expenses, judgments, fines, penalties and settlement amounts incurred in connection with any claim against the Indemnitee arising out of the fact that the Indemnitee is or was a director, officer, employee, trustee, agent or fiduciary of the Company or is or was serving in any such capacity with any other entity, at the Company's request. The indemnification agreement also requires the Company to advance expenses to the Indemnitee prior to the settlement or final judgment of any such claim, provided that the Indemnitee agrees to reimburse the Company if it is ultimately determined that the Indemnitee is not entitled to be indemnified by the Company.

The indemnification agreement also requires the Company to maintain directors and officers liability insurance coverage for the Indemnitee or, to the full extent permitted by law, to indemnify such person for the lack of insurance coverage.

The Company previously entered into indemnification agreements with certain of its non-employee directors. The new indemnification agreement will replace the existing indemnification agreements for those directors. The new agreement corrects certain clerical errors in the existing agreement, but is otherwise substantially similar.

The foregoing description of the form of indemnification agreement is qualified in its entirety by reference to the form of indemnification agreement filed as Exhibit 10.1 to this Form 8-K, which is incorporated herein by reference.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a)    On September 28, 2005, the Board of Directors of the Company amended Article IX (Indemnification) of the Company's Bylaws, effective immediately, as described below:

   i.    Article IX, Section 2 of the Bylaws was amended to broaden the indemnification provided by the Company to its officers and directors, so that such indemnification is provided to the full extent permitted by Delaware law. Prior to this amendment, Section 2 required that the Company indemnify its officers and directors if they acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company, except if they were adjudged to be liable for misconduct or negligence in the performance of duties to the Company. Under amended Section 2, the Company will indemnify its directors and officers in circumstances in which they acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company, except if they were adjudged to be liable to the Company, a standard that is consistent with current Delaware law.

   ii.    Article IX, Section 6 of the Bylaws was amended to clarify that the 60-day period described therein in which the Company is required to indemnify or advance expenses to an officer or director applies only to rights granted under Article IX of the Bylaws and not to rights that officers or directors may have under separate indemnification agreements, under law or otherwise.

   iii.    Article IX, Section 7 of the Bylaws was amended to clarify that the indemnification rights and rights to advances to which an officer or director may be entitled under any separate indemnification agreement, under law or otherwise may be enforced separately from, and in conjunction with, the rights granted under Article IX of the Bylaws.

A copy of the Bylaws, as amended by the Board of Directors on September 28, 2005, is attached as Exhibit 3.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(c)        Exhibits.

Exhibit No.       Description of Exhibit

3.1               Amended and Restated Bylaws (as of September 28, 2005)

10.1             Form of Indemnification Agreement

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

HUTTIG BUILDING PRODUCTS , INC.

Date: October 04, 2005.	By:	/s/ David L. Fleisher
David L. Fleisher
Vice President, Chief Financial Officer and Secretary

Exhibit Index

Exhibit No.	Description
EX-3.1	Amended and Restated Bylaws (as of September 28, 2005)
EX-10.1	Form of Indemnification Agreement